FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This First Amendment (the “Amendment”) to the Distribution Agreement novated as of September 30, 2021 (the “Agreement”), by and between Advisers Investment Trust (the “Trust”), a Delaware statutory trust, on behalf of the Funds Advised by Vontobel Asset Management, Inc. as listed on Exhibit A on the Agreement and Foreside Financial Services, LLC (formerly BHIL Distributors, LLC), a Delaware limited liability company (“Foreside”) is entered into as of August 30, 2023 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 15 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of the Vontobel Global Environmental Change Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ADVISERS INVESTMENT TRUST		FORESIDE FINANCIAL SERVICES, LLC

By:		By:
Name:	Barbara J. Nelligan	Name:	Teresa Cowan
Title:	President, Advisers Investment Trust	Title:	President

EXHIBIT A

Fund Names:

Funds advised by Vontobel Asset Management, Inc.:

Vontobel Global Environmental Change Fund

Vontobel U.S. Equity Institutional Fund